Filed Pursuant to Rule 424(i)

Registration Nos. 333-248430

PROSPECTUS PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING DECEMBER 31, 2024

VS TRUST

-1x Short VIX Futures ETF

2x Long VIX Futures ETF

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus filed pursuant to Rule 424(i) of the Securities Act of 1933 (the “1933 Act”), sets forth the registration fee due under Rule 456(d) under the 1933 Act for the fiscal year ended December 31, 2024. The calculation of the registration fee, calculated pursuant to Rule 457(u) under the 1933 Act, is included in an exhibit hereto.